Exhibit 32.1
CERTIFICATION
     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Nathan Zommer, Chairman of the Board, President and Chief Executive Officer of IXYS Corporation (the “Company”), and Uzi Sasson, Chief Operating Officer, Chief Financial Officer and Vice President of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Annual Report on Form 10-K for the period ended March 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of June, 2008.

/s/ Nathan Zommer	/s/ Uzi Sasson

Nathan Zommer	Uzi Sasson
Chairman of the Board, President	Chief Operating Officer, Chief Financial Officer
and Chief Executive Officer	and Vice President
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of IXYS Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.